Exhibit 99.3

April 22, 2024

Webus International Ltd.

25/F, UK Center, EFC, Yuhang District

Hangzhou, China 311121

Tel: + 86(571) 58000026

Re: Consent of Shenzhen Zero Power Intelligence Co., Ltd.

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (File No. 333-269684) filed by Webus International Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Registration Statement”), in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Industry Report on Domestic and Foreign Private Group Tourism Service Market” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our independent valuation report and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Corporate History and Structure”, “Our Industry” and “Our Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully,

For and on behalf of

Shenzhen Zero Power Intelligence Co., Ltd.

/s/ Benke Chen
Name: Benke Chen
Title: Consulting Director